Exhibit 10.52

AMENDMENT NO. 2

TO

AMENDED AND RESTATED WARRANT AGREEMENT

This Amendment No. 2 (this “Amendment”) to the Amended and Restated Warrant Agreement, dated November 1, 2022, as amended on November 1, 2022 (the “Warrant Agreement”), is made and entered into as of March ___, 2023, by and among ProFrac Holding Corp., a Delaware corporation (the “Company”) and American Stock Transfer & Trust Company, LLC (“AST”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Warrant Agreement.

WHEREAS, under the Existing Warrant Agreement, the Warrants were exercisable as of November 25, 2019;

WHEREAS, on November 1, 2022, the transactions contemplated by the Merger Agreement, including the Merger, were consummated, and the Company assumed the Existing Warrants in accordance with terms thereof and of the Merger Agreement; and

WHEREAS, pursuant to Section 8.8 of the Warrant Agreement, the parties desire to amend Section 3.2 of the Warrant Agreement to correct a scriveners’ error in the Warrant Agreement regarding the Exercise Period on the terms set forth herein by referring to the “Existing Warrant Agreement” rather than the “Agreement” to reflect that the Exercise Period did not change as a result of the Company’s assumption of the Existing Warrants or as a result of the Merger.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.
Amendment of Section 3.2. Section 3.2 of the Warrant Agreement is hereby deleted in its entirety and replaced with the following:

“3.2 Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the date that is six months and one day after the date of the Existing Warrant Agreement and terminating at 5:00 p.m., New York City time, on the date that is six (6) years after such date (the “Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m., New York City time, on the Expiration Date.

2.	Miscellaneous Provisions.

2.1.	Successors. All the covenants and provisions of this Amendment by or for the benefit of the parties hereto shall bind and inure to the benefit of their respective successors and assigns.

2.2.

Applicable Law. The validity, interpretation, and performance of this Amendment shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties hereto hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Amendment shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereto hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

2.3.

Counterparts. This Amendment may be executed in any number of original or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

2.4.	Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.5.

Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.6.

Effect on Warrant Agreement. Other than as specifically set forth herein, all other terms and provisions of the Warrant Agreement shall remain unaffected by the terms of this Amendment, and shall continue in full force and effect and be enforceable against the parties thereto in accordance with its terms.

Exhibit 10.52

2.7.

Entire Agreement. The Warrant Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PROFRAC HOLDING CORP.

By:
Name:	Lance Turner
Title:	Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:
Name:
Title: